HOMESTREET COMMENTS ON ISS REPORT AND URGES SHAREHOLDERS TO VOTE ON THE WHITE CARD FOR ALL THE COMPANY'S NOMINEES
Proxy Advisory Firm Glass Lewis Has Recommended that Shareholders Vote FOR ALL HomeStreet Nominees: Scott Boggs, Douglas Smith and Mark Patterson
SEATTLE - (May 14, 2018) - HomeStreet, Inc. (Nasdaq: HMST) (the “Company” or “HomeStreet”), the parent company of HomeStreet Bank, today commented on a report from proxy advisory firm Institutional Shareholder Services Inc. (“ISS”). Additionally, proxy advisory firm Glass Lewis & Co. LLC (“Glass Lewis”) recommended that shareholders vote in support of ALL the Company’s highly qualified nominees, Mr. Scott M. Boggs, Mr. Douglas I. Smith and Mr. Mark R. Patterson.
Mark K. Mason, President and CEO of HomeStreet, stated, “We are pleased that ISS has recommended that shareholders vote for the election of our directors Douglas Smith and Mark Patterson to the HomeStreet Board of Directors. We are also appreciative that ISS recommended that shareholders vote for the Company’s say-on-pay proposal.
“However, it is our strong view that ISS reached the wrong conclusion in recommending that shareholders not vote for Scott Boggs. As Lead Independent Director and Audit Committee Chair, Mr. Boggs serves as an important central voice for the independent directors on HomeStreet’s Board. As former Vice President, Corporate Controller of Microsoft Corporation, he worked directly with Microsoft’s CEO on a daily basis and oversaw nearly 800 employees encompassing corporate accounting, accounting policy, management and Securities and Exchange Commission (SEC) reporting, planning and budgeting, business unit controllers, and the internal business IT group. Mr. Boggs brings an exceptionally important skillset and depth of knowledge to the Board’s decision-making processes and governance oversight.
To be clear, in his role as Lead Independent Director Mr. Boggs fulfills an essential and broad set of responsibilities including engaging directly with shareholders, calling meetings of the independent directors (which have occurred several times in the past year alone), reviewing and approving the agenda before every board meeting and conducting the annual review of chief executive performance. The Lead Independent Director role is integral to the Board's ability to effect independent oversight, and it is disappointing that ISS did not seek to clarify with us the extent of Mr. Boggs’ duties. ISS’ interpretation that the Lead Independent Director role is not “robust” under Mr. Boggs is simply not accurate and we look forward to discussing these facts in greater detail with shareholders between now and the Annual Meeting.
We also believe that ISS did not accurately characterize the transformation that has been occurring at HomeStreet since our IPO in 2012, as we have steadily reduced our reliance on our Mortgage Banking Segment and focused on growing and diversifying our earnings.
Notably, from 2012 to 2017, revenue from our Commercial and Consumer Banking Segment has increased by a compound annual growth rate of 30%, and in the first quarter of 2018 revenue from this segment represented 48%

of total revenue. Since our IPO in 2012, total shareholder return (TSR) has reached 149%, in-line with the KBW Regional Banking Index and outperforming the SNL U.S. Thrift Index by 28 percentage points.1
HomeStreet’s Board has a clear strategy to execute and drive shareholder value creation. All members of our Board, including Mr. Boggs, Mr. Smith and Mr. Patterson, have a strong track record of enhancing shareholder value and a deep understanding of HomeStreet’s business. The Company encourages all shareholders to vote FOR the election of ALL of the Company’s Board of Director nominees on the WHITE proxy card at the upcoming 2018 Annual Meeting.”
It is important also to note the conclusions reached by proxy advisory firm Glass Lewis in regard to the Company’s nominees and strategic progress, including that2:

•
“(T)he Dissident has not presented HomeStreet investors with a sufficiently compelling case that against votes on Management Nominees Scott Boggs and Douglas Smith are warranted or in the best interests of all shareholders at this time.”

•	“We do not believe there are substantial issues for shareholder concern as to any of the incumbent directors.”

•	We find that the incumbent board and management have communicated a clear and sensible strategy to shareholders and appear to be making reasonable progress executing this strategy.”

•	“(T)he Company has generated total shareholder returns that fall within an acceptable range relative to industry peers…”

•
“At this point, we believe it would be prudent for shareholders to provide further deference to the incumbent directors and management team in light of their track record overseeing a transformation of the Company in recent years. We recognize that HomeStreet’s commercial banking business is still developing and we believe pursuing the strategy advocated by the Dissident would be disruptive at this time.

The Company recommends that shareholders vote FOR the election of ALL of the Company’s Board of Directors nominees on the WHITE proxy card at the 2018 Annual Meeting.

1 Sources: Bloomberg Finance LP and SNL Financial. Total return includes stock price appreciation and dividends from February 9, 2012 to May 7, 2018. KBW Regional Bank Index is comprised of 50 publicly traded, regionally diversified midcap banking institutions, and is calculated using equal float-adjusted market-capitalization weighted methodology. SNL U.S. Thrift includes all Major Exchange-traded (NYSE, NYSE MKT, NASDAQ) Thrifts in SNL Financial’s coverage universe.
2 Permission to quote from the Glass Lewis report was neither sought nor obtained. Emphases have been added by HomeStreet.

About HomeStreet, Inc.
HomeStreet, Inc. (Nasdaq: HMST) is a diversified financial services Company headquartered in Seattle, Washington, serving consumers and businesses in the Western United States and Hawaii through its various operating subsidiaries. The Company operates two primary business segments: Mortgage Banking, which originates and purchases single family residential mortgage loans, primarily for sale into secondary markets; and Commercial & Consumer Banking, including commercial real estate, commercial lending, residential construction lending, retail banking, private banking, investment, and insurance services. Its principal subsidiaries are HomeStreet Bank and HomeStreet Capital Corporation. Certain information about our business can be found on our investor relations web site, located at http://ir.homestreet.com.
Important Additional Information
On April 17, 2018, the Company filed a definitive proxy statement on Schedule 14A and form of associated WHITE proxy card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for its 2018 Annual Meeting of Shareholders (the “Definitive Proxy Statement”). The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from shareholders in respect of the 2018 Annual Meeting of Shareholders. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Definitive Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING WHITE PROXY CARD, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The Definitive Proxy Statement was first sent to the shareholders of the Company on or about April 17, 2018 and is accompanied by a WHITE proxy card. Shareholders may also obtain a free copy of the Definitive Proxy Statement and other relevant documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at www.homestreet.com/proxy as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

HomeStreet, Inc.
Investor Relations:
Gerhard Erdelji, 206-515-4039
gerhard.erdelji@homestreet.com

Or

Okapi Partners LLC
Bruce H. Goldfarb/Pat McHugh, 877-566-1922
info@okapipartners.com

Media Relations:
Sloane & Company
Dan Zacchei/Joe Germani, 212-486-9500
Dzacchei@sloanepr.com / Jgermani@sloanepr.com